UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

T ABLE OF CONTENTS

ITEM 8.01	OTHER EVENTS.

On December 17, 2007, QuadraMed Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors has authorized a program to repurchase, with available cash, up to $5 million of the Company’s common stock, which will begin immediately and continue for up to four months.

The repurchase program will be conducted in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, with repurchases of common stock from shareholders to be made through registered broker-dealers in open market purchase transactions. The Company plans to hold any shares repurchased as treasury shares and to use the repurchased shares for any purpose that its Board of Directors determines to be advisable in accordance with applicable law.

A copy of the foregoing press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference in response to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2007

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated December 17, 2007.